______________________________________

AMENDMENT NUMBER ONE
to the
POOLING AND SERVICING AGREEMENT
Dated as of June 1, 2007
among
ACE SECURITIES CORP.
Depositor
OCWEN LOAN SERVICING, LLC
Servicer
WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer and Securities Administrator
and
HSBC BANK USA, NATIONAL ASSOCIATION
Trustee
______________________________________

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2007-HE5

ASSET BACKED PASS-THROUGH CERTIFICATES
______________________________________

THIS AMENDMENT NUMBER ONE, dated as of August 20, 2007 (this “Amendment Number One”), to the Pooling and Servicing Agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among ACE SECURITIES CORP., as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC BANK USA, NATIONAL ASSOCIATION (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, the Depositor desires to amend certain provisions of the Pooling and Servicing Agreement as set forth in this Amendment Number One; and

WHEREAS, Section 12.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, to supplement any provision contained therein upon the satisfaction of certain conditions set forth therein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms.

For purposes of this Amendment Number One, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. The Amendments.

2.1 Section 1.01 is hereby amended by adding the following definition:

“Minimum Servicing Requirements”: With respect to a special servicer appointed pursuant to Section 7.11 hereunder:

(i) the proposed special servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed special servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RSS2” by Fitch or a rating of at least “SQ2” by Moody’s; and

(ii) the proposed special servicer has a net worth of at least $25,000,000.

2.2 Article VII is hereby amended by adding the following Section 7.11 directly following Section 7.10 thereof:

SECTION 7.11. Transfer of Servicing by Sponsor to a Special Servicer.

With respect to any Mortgage Loan serviced by the Servicer which becomes sixty (60) or more days delinquent after the Closing Date, the Sponsor may, at its option, transfer the servicing responsibilities of the Servicer hereunder with respect to such Mortgage Loan. No such servicing transfer shall become effective unless and until a successor to the Servicer shall have been appointed to service and administer the related Mortgage Loans pursuant to a special servicing agreement acceptable to the Depositor, the Master Servicer, the NIMS Insurer and the Trustee. No appointment shall be effective unless (i) such special servicer meets the Minimum Servicing Requirements and (ii) all amounts reimbursable to the Servicer pursuant to the terms of this Agreement shall have been paid to the Servicer by the special servicer including without limitation, all unreimbursed P&I Advances and Servicing Advances made by the Servicer relating to such Mortgage Loan and all out-of-pocket expenses of the Servicer incurred in connection with the transfer of servicing to such special servicer, all accrued and unpaid Servicing Fees relating to such Mortgage Loan and reimbursement of the applicable portion of the purchase price paid by the Servicer for the servicing rights relating to such Mortgage Loans as set forth in a separate letter agreement with the Sponsor or an affiliate. The Sponsor shall provide a copy of the agreement executed by the special servicer to the Trustee and the Master Servicer. If the proposed special servicer does not meet the Minimum Servicing Requirements, the Sponsor shall be required to obtain written confirmation from the Rating Agencies that such appointment will not result in a downgrade, qualification or withdrawal of the then current rating of the Offered Certificates. The Sponsor shall notify the Credit Risk Manager of any transfer of servicing pursuant to this Section 7.11.

SECTION 3. Conditions Precedent.

The following conditions precedent to the effectiveness of this Amendment have been fulfilled:

3.1 Pursuant to Section 12.01 of the Pooling and Servicing Agreement, the Trustee has received a letter from each Rating Agency stating that this Amendment Number One will not result in the downgrading or withdrawal of the respective ratings currently assigned to the Certificates

3.2 The Trustee has received an Opinion of Counsel as required by Section 12.01 of the Pooling and Servicing Agreement stating that this Amendment Number One is permitted under the Pooling and Servicing Agreement, that all conditions precedent to the execution of this Amendment Number One by the Trustee have been satisfied and that this Amendment Number One will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and that this Amendment Number One is authorized or permitted by the Pooling and Servicing Agreement.

SECTION 4. Effect of Amendment.

Upon execution of this Amendment Number One, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment Number One shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Amendment Number One, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 5. Binding Effect.

The provisions of this Amendment Number One shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee.

SECTION 6. Governing Law.

This Amendment Number One shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles other than Section 5-1401 of the New York General Obligations Law which shall govern) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 7. Severability of Provisions.

If any one or more of the provisions or terms of this Amendment Number One shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment Number One and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment Number One.

SECTION 8. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 9. Counterparts.

This Amendment Number One may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ACE SECURITIES CORP.,
as Depositor

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

By:  /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

OCWEN LOAN SERVICING, LLC
as Servicer

By:  /s/ Richard Delgado
Name: Richard Delgado
Title: Authorized Representative

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer and Securities Administrator

By:  /s/ Kristen Ann Cronin
Name: Kristen Ann Cronin
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee

By:   /s/ Susie Moy
Name: Susie Moy
Title: Vice President